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Exhibit 15

August 14, 2001

Xcel Energy Inc.:

    We are aware that Xcel Energy Inc. has incorporated by reference in its Registration Statement of Form S-8 No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan); Registration Statement of Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan); Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Co. Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Co. Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Co. Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan; Public Service Co. of Colorado Omnibus Incentive Plan; Southwestern Public Service Co. 1989 Stock Incentive Plan; Southwestern Public Service Co. Employee Investment Plan; and Southwestern Public Service Co. Directors' Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees; New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees; and New Century Energies, Inc. Employees' Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration Statement on Form S-8 No. 333-48590 (relating to Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy's $1,000,000,000 Principal Amount of Debt Securities), Registration Statement on Form S-3 No. 333-36270 (relating to Xcel Energy's Direct Purchase Plan), and Registration Statement on Form S-3 No. 333-35482 (relating to acquisition of Natrogas, Inc.), its Form 10-Q for the quarter ended June 30, 2001, which includes our report dated August 14, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,
ARTHUR ANDERSEN LLP

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  Exhibit 15